Exhibit 99.1

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE

March 17, 2015	Investor Relations Contact: Stephen Fowle
(302) 571-6833 or sfowle@wsfsbank.com

Media Contact: Cortney Klein
(302) 571-5253 or cklein@wsfsbank.com

WSFS Financial Corporation Announces Three-for-One Stock Split

WILMINGTON, Del. — WSFS Financial Corporation (NASDAQ: WSFS) the holding company for WSFS Bank, today announced that its Board of Directors declared a three-for-one split in WSFS Financial Corporation common stock (WSFS Stock) in the form of a stock dividend of two shares of WSFS Stock for each issued and outstanding share of WSFS Stock.

The Board of Directors decided to effect the stock split after careful consideration and the conclusion that the benefits of broader ownership potential outweighed the costs of a split, which are not significant.

The stock dividend is payable to stockholders of record as of May 4, 2015, but is subject to stockholder approval of an increase in the authorized shares of WSFS common stock at the 2015 WSFS Financial Corporation Annual Meeting. As a result of the stock split, the total number of shares of common stock outstanding will increase from approximately 9.4 million to approximately 28.2 million. The additional shares of WSFS Stock are expected to be distributed on or about May 18, 2015 by WSFS Financial Corporation’s transfer agent.

About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the largest and oldest bank and trust company headquartered in the Delaware Valley with $4.9 billion in assets on its balance sheet and $9.4 billion in fiduciary assets, including over $1 billion in assets under management. WSFS operates from 55 offices located in Delaware (45), Pennsylvania (8), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Investment Group, Inc., Cypress Capital Management, LLC, Cash Connect®, Array Financial and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit wsfsbank.com.

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WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801

WSFS Financial Corporation Announces Three-for-One Stock Split/Page 2

Forward-Looking Statement Disclaimer

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond the WSFS’ control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which WSFS operates, including an increase in unemployment levels; the volatility of the financial and securities markets, including changes with respect to the market value of financial assets; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; increases in benchmark rates would increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated; changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules being issued in accordance with this statute and potential expenses and elevated capital levels associated therewith; possible additional loan losses and impairment of the collectability of loans; seasonality, which may impact customer, such as construction-related businesses, the availability of public funds, and certain types of WSFS’ fee revenue, such as mortgage originations; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business; possible rules and regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact our business model or products and services; possible stresses in the real estate markets, including possible continued deterioration in property values that affect the collateral value of underlying real estate loans; WSFS’ ability to expand into new markets, develop competitive new products and services in a timely manner and to maintain profit margins in the face of competitive pressures; possible changes in consumer and business spending and savings habits could affect WSFS’ ability to increase assets and to attract deposits; WSFS’ ability to effectively manage credit risk, interest rate risk market risk, operational risk, legal risk, liquidity risk, reputational risk, and regulatory and compliance risk; the effects of increased competition from both banks and non-banks; the effects of geopolitical instability and risks such as terrorist attacks; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters; possible changes in the speed of loan prepayments by WSFS’ customers and loan origination or sales volumes; possible acceleration of prepayments of mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on prepayments on mortgage-backed securities due to low interest rates; WSFS’ ability to timely integrate any businesses it may acquire and realize any anticipated cost savings from those acquisitions; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in WSFS’ Form 10-K for the year ended December 31, 2013 and other documents filed by WSFS with the Securities and Exchange Commission from time to time. Forward looking statements are as of the date they are made, and WSFS does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of WSFS.

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